THIS DOCUMENT IS A COPY OF THE FORM 8-K/A FILED ON APRIL 2, 1998 PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                        April 1, 1998 (January 16, 1998)





                       APPLIED GRAPHICS TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)




         DELAWARE                       0-28208                 13-3864004
(State or other jurisdiction of    (Commission File          (I.R.S. Employer
   incorporation or organization)       Number)             Identification No.)



28 WEST 23RD STREET, NEW YORK, NY                                10010
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code:   212-929-4111

This Current Report on Form 8-K/A amends the Current Report on Form 8-K of Applied Graphics Technologies, Inc. ("AGT") dated January 30, 1998, for purposes of providing the audited financial statements of Flying Color Graphics, Inc. ("FCG") and the unaudited pro forma financial information.

Item 7.  Financial Statements and Exhibits.

(a)   Financial statements of business acquired.

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Flying Color Graphics, Inc.

We have audited the accompanying balance sheet of Flying Color Graphics, Inc. (the "Company") as of December 31, 1997, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




/s/ Deloitte & Touche LLP
March 24, 1998
New York, New York

FLYING COLOR GRAPHICS, INC.
BALANCE SHEET
DECEMBER 31, 1997
(Dollars in Thousands)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                 $          1,826
Accounts receivable, less allowances
for doubtful accounts of $120                                        2,958
Inventories                                                            630
Prepaid expenses                                                        47
                                                             ----------------

          Total current assets                                       5,461
                                                             ----------------

OTHER ASSETS                                                            30
                                                             ----------------

PROPERTY AND EQUIPMENT - Net                                         5,006
                                                             ----------------

TOTAL ASSETS                                              $         10,497
                                                             ================

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:

  Current portion of long-term debt                       $            423
  Due to stockholders                                                  369
  Accounts payable and accrued expenses                                481
  Accrued vacation pay and salaries                                    513
  Accrued profit-sharing contribution                                  230
  Other current liabilities                                            173
                                                             ----------------

          Total current liabilities                                  2,189
                                                             ----------------

NONCURRENT LIABLILITES
  Long-term debt                                                     1,059
  Other liabilities                                                     91
                                                             ----------------

          Total noncurrent liabilities                               1,150
                                                             ----------------

          Total liabilities                                          3,339
                                                             ----------------

COMMITMENTS - CONTINGENCIES (Notes 6 and 9)

STOCKHOLDERS' EQUITY:
  Common stock, no par value -
      authorized, 500,000 shares;
      issued and
    outstanding, 16,800 shares                                          17
Additional paid-in capital                                              55
Retained earnings                                                    7,086
                                                             ----------------

         Total stockholders' equity                                  7,158
                                                             ----------------

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $         10,497
                                                             ================

See Notes to Financial Statements

FLYING COLOR GRAPHICS, INC.

STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 1997
(Dollars in Thousands)


NET SALES                                                 $         17,652

COST OF SALES                                                       11,157
                                                             ----------------

GROSS PROFIT                                                         6,495

SELLING, GENERAL AND ADMINSTRATIVE EXPENSES                          3,913
                                                             ----------------

OPERATING INCOME                                                     2,582

OTHER INCOME (EXPENSE):
  Interest expense                                                    (172)
                                                             ----------------

INCOME BEFORE PROVISION FOR INCOME TAXES                             2,410

PROVISION FOR INCOME TAXES                                              56
                                                             ----------------

NET INCOME                                                $          2,354
                                                             ================



See notes to financial statements.

FLYING COLOR GRAPHICS, INC.


STATEMENT OF STOCKHOLDERS' EQUITY
YEAR ENDED DECEMBER 31, 1997
(Dollars in Thousands)


                                                                 Additional
                                Common Stock       Paid-in        Retained
                                                   Capital        Earnings
                                --------------  --------------  --------------

BALANCE, JANUARY 1, 1997               $   17         $    55       $   6,407

Net Income                                                              2,354
Distributions                                                          (1,675)
                                --------------  --------------  --------------

BALANCE, DECEMBER 31, 1997             $   17            $ 55        $  7,086
                                ==============  ==============  ==============




See notes to financial statements.

FLYING COLOR GRAPHICS, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Nature of Business - Flying Color Graphics, Inc. (the "Company") provides a variety of services to the graphic arts industry, including: stripping, contacting, design, color separation, proofing, scitex and desktop publishing. The Company also performs printing, desktop training, computer retail sales, and Internet services. The Company has established locations in Illinois at Pontiac, Bloomington, Champaign and Downers Grove and in Indiana at Indianapolis.

         Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

         Cash and Cash Equivalents - The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

         Inventories - Inventories of films, chemistry, paper, ink, and composition supplies are stated at lower of cost (first-in, first-out) or current market value. Work-in-process, consisting of labor, materials, and overhead on partially completed projects is recorded at cost (specific identification) but not in excess of net realizable value.

         Property and Equipment - Land, buildings and equipment are stated at cost. Depreciation is computed principally on the straight-line method over the estimated useful lives of the assets, which generally range from 3 years to 35 years.

         Revenue Recognition - Revenue is recognized at the time projects are shipped to the customer.

         Income Taxes - The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay Federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual Federal taxes on their respective share of the Company's taxable income. For state income tax purposes, the Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes."

         New Accounting Pronouncements - In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131"), and SFAS No. 130, Reporting Comprehensive Income ("SFAS 130"). SFAS 131 establishes standards  for  reporting  financial and  descriptive  information  for reportable segments on the same basis that is used internally for evaluating segment performance and the allocation of resources to segments. SFAS 130 establishes standards for presenting nonshareholder-related items that are excluded from net income and reported as components of stockholders' equity, such as foreign currency translation. These statements are effective for fiscal years beginning after December 15, 1997. The adoption of these statements will not have a material effect on the Company's results of operations or financial position.

2.    INVENTORY

         The components of inventory at December 31, 1997 were as follows:

                                                         (Dollars in
                                                          Thousands)

          Work-in-process                           $        373
          Raw materials                                      257
                                                       ----------------

          Total                                     $        630
                                                       ================

3.    PROPERTY, PLANT AND EQUIPMENT

         The components of property, plant and equipment at December 31, 1997 were as follows:

                                                         (Dollars in
                                                         Thousands)

          Land                                       $         210
          Building and building improvements                 1,547
          Machinery and trucks                               8,976
          Autos and trucks                                     286
                                                        ----------------

                                                            11,019

          Less accumulated depreciation                      6,013
                                                        ----------------

          Total                                      $       5,006
                                                        ================


4.       DUE TO STOCKHOLDERS
         The Company occasionally borrows funds from its various stockholders in the form of notes. These notes are due upon demand, are unsecured, and bear interest at market rates. Prior to July 1997, the annual interest rate was 8%. In July 1997, the annual interest rate was increased to 9.75% by mutual agreement of the stockholders and the Company. During 1997, the Company paid $31,000 in interest on demand notes to stockholders. At December 31, 1997, the balance of accrued interest was $7,000.


5.    LONG-TERM DEBT

         Long-term debt consists of the following:

                                                               (Dollars in
                                                                Thousands)

          7.25% - 9.00% Variable interest
            rate note due 1998 - 2004                     $         623
          8.75% - 9.25% fixed rate notes due 1999                   859
                                                             ----------------

          Total                                                   1,482

          Less current portion                                      423
                                                             ----------------

          Total long-term debt                            $       1,059
                                                             ================

         Aggregate maturities principal payments on long-term debt as of December 31, 1997 are as follows:

                                                               (Dollars in
                                                                Thousands)

          1998                                            $         423
          1999                                                      166
          2000                                                      138
          2001                                                      149
          2002                                                      164
          Thereafter                                                442
                                                             ----------------

                                                          $       1,482
                                                             ================


         Based on borrowing rates currently available for debt with similar terms and average maturities, the fair value of long-term debt, including the current portion, at December 31, 1997 is $1,389.


6.    LEASE COMMITMENTS

         Operating Leases- Such lease commitments are primarily for facilities and equipment. Certain facility leases provide for rent adjustments relating to changes in real estate taxes and other operating leases. The approximate minimum rental commitment at December 31, 1997 under noncancelable leases is as follows:

                                                       (Dollars in
                                                        Thousands)

          Year Ended December 31

          1998                                    $         125
          1999                                               73
          2000                                               63
          2001                                               66
          2002 and thereafter                                64
                                                     ----------------

                                                  $         391
                                                     ================


         The total rental expense included in the income statement for the year ended December 31, 1997 is $126,000.
7.    EMPLOYEE BENEFIT PLANS

         The Company, has established a profit-sharing plan and trust covering both nonbargaining employees and collective bargaining employees. The amount of the contributions to the plan is at the discretion of the Company's Board of Directors. For the year ended December 31, 1997, the Board has approved a contribution of $230,000 for the plan. The Company also has a 401(k) employee contribution only plan. All eligible employees are allowed to make pretax contributions to the plan.
8.    INCOME TAX EXPENSE

         The Company has elected to be taxed as an S-Corporation which provides that, in lieu of corporate Federal and certain state income taxes, the stockholders are taxed on their proportionate share of the Company's taxable income. The provision for the Illinois state taxes for the year ended December 31, 1997 is $56,000.
9.    COMMITMENTS AND CONTINGENT LIABILITIES

         The Company is contingently liable as a result of transactions arising in the ordinary course of business and is involved in certain legal proceedings in which damages and other remedies are sought. In the opinion of Company management, after review with counsel, the ultimate resolution of these matters will not have a material effect on the Company's financial statements.
10.   CONCENTRATION OF CREDIT RISK

         Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash equivalents and trade receivables. The Company maintains cash balances and cash equivalents with high credit quality financial institutions and limits the amount of credit exposure to any one financial institution. The Company provides credit to customers on an uncollateralized basis after evaluating customer credit worthiness. The Company has two customers that comprise 17.7% and 16.7%, respectively, of its total sales for the year ended December 31, 1997. The Company's customers are concentrated within the midwest region of the United States and are concentrated in the publishing, printing and catalog retailing businesses.
11.   SUBSEQUENT EVENT

         In January 1998, Applied Graphics Technologies, Inc. ("AGT"), a prepress company, acquired substantially all of the assets and assumed certain liabilities of the Company for approximately $22 million. The purchase price was paid for with approximately $18.9 million in cash and 68,103 shares of AGT's common stock.

(b) Pro forma financial information.

                       APPLIED GRAPHICS TECHNOLOGIES, INC.
                         PRO FORMA FINANCIAL INFORMATION
                                   (Unaudited)


     The pro forma consolidated balance sheets, as of December 31, 1997, are presented as if the acquisition of Flying Color Graphics, Inc ("FCG"), which was consummated on January 16, 1998, and the proposed merger with Devon Group, Inc. ("Devon") (the "Merger") (collectively, the "business combinations") had occurred on December 31, 1997.

     The pro forma consolidated statements of operations for the year ended December 31, 1997, are presented as if the business combinations had occurred on January 1, 1997, and also includes the receipt and related use of proceeds from an offering of Applied Graphics Technologies, Inc. ("AGT") Common Stock in September 1997 (the "1997 Offering") to the extent used to fund the business combinations.

     The business combinations have been accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed have been recorded at their estimated fair values that are subject to further refinement, including appraisals and other analyses, with appropriate recognition given to the effect of current interest rates and income taxes. Management does not expect that the final allocation of the purchase price for the acquisition will differ materially from the preliminary allocations.

     The pro forma consolidated financial information does not purport to present the financial position or results of operations of AGT had the transaction and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The pro forma consolidated statements of operations do not reflect potential cost savings and revenue enhancements that management believes may be realized following the business combinations. No assurances can be made as to the amount of cost savings or revenue enhancements, if any, that actually will be realized.

     The pro forma consolidated financial information is based on certain assumptions and adjustments described in the Notes to Pro Forma Financial Information and should be read in conjunction therewith and with the financial statements and related notes of AGT included in its 1997 Annual Report on Form 10-K and the financial statements and related notes of FCG included elsewhere herein.


                                                APPLIED GRAPHICS TECHNOLOGIES, INC.
                                           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                         December 31, 1997
                                                       (Dollars in Thousands)
                                                            (Unaudited)


                                                                                                                         Pro Forma
                                    Historical           Pro Forma       Pro Forma                      Pro Forma       Consolidated
                              ---------------------     Adjustments     Consolidated    Historical      Adjustments      (AGT, FCG
                                  AGT        FCG           (FCG)        (AGT and FCG)     Devon          (Devon)         and Devon)
                              ---------    --------     ------------    --------------  ----------     ------------     ------------

ASSETS
CURRENT ASSETS
Cash and Marketable
 Securities                    $102,734     $ 1,826      $(18,913)(A)      $  85,647      $ 54,163       $ (80,000)(C)    $   27,125

                                                                                                           (27,685)(C)

                                                                                                             (5,000)(C)

Trade Accounts Receivable - net  43,025       2,958                           45,983        58,939                           104,922
Inventory                         6,234         630                            6,864        28,182                            35,046
Other current assets             16,458          47                           16,505         8,583           11,074 (C)       36,162
                              ---------    --------     ------------    ------------     ---------      -----------      -----------
      Total current assets      168,451       5,461       (18,913)           154,999       149,867         (101,611)         203,255
Property, Plant and
Equipment - net                  31,020       5,006                           36,026        29,003                            65,029

Intangible Assets - net          22,229                    14,899 (A)         37,128         9,226          310,010 (C)      356,364

Other Non-Current Assets          3,093          30                            3,123         6,254                             9,377
                              ---------     -------     ------------    ------------     ---------     ------------      -----------

      TOTAL ASSETS             $224,793     $10,497       $(4,014)         $ 231,276     $194,350        $  208,399        $ 634,025
                              =========    ========     ============    ============     =========     ============      ===========

LIABILITIES AND STOCKHOLDERS'
   EQUITY
Current Liabilities            $ 37,283     $ 2,189          $500  (A)     $  39,972    $  29,235        $    9,000     $     78,207
Long-Term Liabilities             2,823       1,059          (656) (A)         3,226        2,901           140,765          146,892
Other                             1,190          91                            1,281        5,083            (5,000)(C)        1,364

Stockholders' Equity (N)        183,497       7,158          3,300 (A)       186,797      157,131           220,765          407,562
                                                            (7,158)(B)                                     (157,131)(D)

                              ---------    --------     ------------    ------------    ---------       -----------      -----------
      TOTAL LIABILITIES AND
       STOCKHOLDERS'EQUITY     $224,793     $10,497        $(4,014)        $ 231,276   $  194,350        $  208,399     $    634,025
                              =========    ========     ============    ============   ==========       ===========      ===========



                                            See Notes to Pro Forma Financial Information



                                                APPLIED GRAPHICS TECHNOLOGIES, INC.
                                      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                                    Year Ended December 31, 1997
                                           (Dollars in Thousands, Except Per-Share Data)
                                                            (Unaudited)

                                                                                                                    Pro Forma
                                   Historical          Pro Forma      Pro Forma                      Pro Forma     Consolidated
                             ----------------------   Adjustments    Consolidated     Historical    Adjustments     (AGT, FCG
                                AGT         FCG          (FCG)       (AGT and FCG)      Devon         (Devon)        and Devon)
                             ----------    --------   -----------   --------------    ----------    ------------   ------------

Revenues                     $  184,993    $ 17,652                   $    202,645    $ 240,131    $              $    442,776
                              ---------     -------                  --------------    --------     -----------    ------------

Gross Profit                     64,975       6,495                         71,470      101,505                        172,975
                              ---------     -------                  --------------    --------     -----------    ------------
   Selling, general and
    administrative expenses      39,442       3,899                         43,341       67,508                        110,849
   Other                          2,487                                      2,487                                       2,487
   Amortization of
    intangibles                     737          14    $    372 (E)          1,123          641      7,750 (I)           9,514
                             ----------     -------    ----------    --------------    --------    -----------     ------------
   Total operating
    expenses                     42,666       3,913         372             46,951       68,149      7,750             122,850
                             ----------     -------    ----------    --------------    --------    -----------     ------------
Operating Income                 22,309       2,582       (372)             24,519       33,356     (7,750)             50,125
Other income (expense)              398        (172)      (268)(F)            (42)        1,765     (9,150)(J)          (8,561)
                                                                                                    (1,134)(K)
                             ----------     -------    ----------    --------------    --------    -----------     ------------

Income before provision
for income taxes                 22,707       2,410       (640)             24,477       35,121    (18,034)            41,564
Provision for income taxes        9,140          56        656 (G)           9,852       13,828     (4,139)(L)         19,541
                             ----------     -------    ----------    --------------    --------    -----------     ------------
Net income from
 continuing operations        $  13,567     $ 2,354    $(1,296)          $  14,625     $ 21,293  $ (13,895)          $ 22,023
                             ==========     =======    ==========    ==============    ========    ===========     ============

Earnings per common share:
   Basic                      $    0.88                                  $   0.92                                    $   1.02
                             ==========                              ==============                               =============
   Diluted                    $    0.83                                  $   0.87                                    $   0.98
                             ==========                              ==============                               =============

Weighted average number of
 common shares:

   Basic                     15,475,000               377,000 (H)      15,852,000                  5,721,000(M)    21,573,000
                             ==========               ===========    ==============                ===========    =============
   Diluted                   16,430,000               377,000 (H)      16,807,000                  5,721,000(M)    22,528,000
                             ==========               ===========    ==============                ===========    =============





                                            See Notes to Pro Forma Financial Information

                       APPLIED GRAPHICS TECHNOLOGIES, INC.
                    NOTES TO PRO FORMA FINANCIAL INFORMATION


A. Acquisition of FCG:
   AGT acquired FCG for the following
    consideration ($000's):
     Cash consideration paid                           $18,913
     Issuance of approximately 68,100 shares
        of AGT Common Stock                              3,300
     Estimated transaction costs directly
        identified with the acquisition                    500
                                                      --------
     Total acquisition cost                                            $ 22,713

   Fair value of net assets acquired:
     Historical net assets of FCG                       7,158
     Elimination of certain liabilities
        not assumed                                       656
   Fair value of net assets acquired                  --------             7,814
                                                                        --------
   Excess of cost over fair value on
      net assets acquired                                              $ 14,899
                                                                        ========

B. The Pro Forma Adjustments (FCG) include the elimination of stockholders' equity of FCG ($7.2 million).
C. The Merger:
   AGT will acquire Devon for the
    following consideration ($000's):
     Cash                                            $ 80,000
     Borrowings under AGT's Revolving
       Credit Facilities                              140,765
     Issuance of approximately 4.4 million
       shares of AGT Common Stock                     220,765
     Estimated transaction costs directly
       identified with the Merger                       9,000
                                                     --------
        Total pro forma acquisition cost                               $450,530

   Fair value of net assets acquired:
     Historical net assets of Devon                  $157,131
     Fair value adjustments to assets
       acquired and liabilities assumed:
        Cash paid related to stock option
          buy back                                    (27,685)
        Deferred tax benefit related to
           stock buy back                              11,074
     Fair value of net assets acquired               ---------          140,520
     Excess of cost over fair value of                                ----------
       net assets acquired                                             $310,010
                                                                      ==========

         The Pro Forma Adjustments (Devon) also include the payment of $5 million of cash, pursuant to the Merger Agreement, for certain recorded liabilities of Devon to be paid on or prior to the consummation of the Merger.

D. The Pro Forma Adjustments (Devon) include the elimination of stockholders' equity of Devon ($157.1 million).

E. The Pro Forma Adjustments (FCG) reflect the effects of the increase in amortization expense due to the increase in goodwill resulting from the acquisition of FCG. Goodwill related to the FCG acquisition is amortized on a straight-line basis over the period to be benefited, which is estimated to be 40 years.

F. The Pro Forma Adjustments (FCG) reflect the elimination of interest income of $268,000 on the portion of the proceeds of the 1997 Offering assumed to have funded the FCG acquisition.

                       APPLIED GRAPHICS TECHNOLOGIES, INC.
              NOTES TO PRO FORMA FINANCIAL INFORMATION - (Continued)

G. The Pro Forma Adjustments (FCG) to the provision for income taxes are comprised of ($000's):

        Reversal of Historical (Provision) of

        AGT                                                            $(9,140)
        FCG                                                                (56)
                                                                    ----------
                                                                        (9,196)
        Pro Forma Provision (i)                                          9,852
                                                                    ----------
           Pro Forma Adjustments                                   $      656
                                                                    ==========

     (i) The pro forma provision for income taxes was computed using pro forma pre-tax amounts and AGT's effective tax rate of 40.25 %.

H. The Pro Forma Adjustments (FCG) to weighted average number of common shares consist of the following (000's):

         Shares issued as consideration for FCG                              68
         Shares issued in the 1997 Offering for which the
          proceeds are assumed to have funded the FCG acquisition           309
                                                                            ---
              Pro Forma Adjustments                                         377
                                                                            ===

   The unaudited Pro Forma Consolidated Statements of Operations are presented as if the business combinations took place at the beginning of the period presented; thus, the stock issuance referred to above is considered outstanding as of the beginning of the period presented for purposes of per share calculations.

I. The Pro Forma Adjustments (Devon) reflect the effects of the increase in amortization expense due to the increase in goodwill resulting from the Merger. Goodwill related to the Merger is amortized on a straight-line basis over the period to be benefited, which is estimated to be 40 years.

J. The Pro Forma Adjustments (Devon) reflect interest expense of $9.2 million on the $140.8 million of borrowings under AGT's Revolving Credit Facility at an interest rate of 6.5%, which is the estimated variable rate in effect on the date of the borrowing. Borrowings represent the estimated amount necessary to finance the remaining purchase price. The effect on pro forma interest expense assuming a 1/8% variance in the variable interest rate would be $176,000.

   AGT presently has a revolving credit facility in the amount of $60 million and a commitment from a financial institution to replace such facility with a $250 million credit facility. Such commitment will expire June 15, 1998. AGT is also considering a convertible debt financing which, if obtained, would affect the amount of Pro Forma Adjustments.

K. The Pro Forma Adjustments (Devon) reflect the elimination of interest income of $1.1 million on the portion of the proceeds of the 1997 Offering assumed to have funded the Merger.

L. The Pro Forma Adjustments (Devon) to the provision for income taxes are comprised of $4.1 million of tax benefits as a result of the increase in interest expense related to the additional borrowings to fund the Merger and the elimination of interest income on the portion of the proceeds of the 1997 Offering assumed to have funded the Merger.



                       APPLIED GRAPHICS TECHNOLOGIES, INC.
             NOTES TO PRO FORMA FINANCIAL INFORMATION - (Continued)

M. The Pro Forma Adjustments (Devon) to weighted average number of common shares consist of the following (000's):

    Shares issued as consideration for Devon                            4,415
    Shares issued in the 1997 Offering for which
       the proceeds are assumed to have funded the Merger               1,306
                                                                      --------
             Pro Forma Adjustment                                       5,721
                                                                      ========

   The unaudited Pro Forma Consolidated Statements of Operations are presented as if the business combinations took place at the beginning of the period presented; thus, the stock issuance referred to above is considered outstanding as of the beginning of the period presented for purposes of per share calculations.

N. Stockholders' equity as of December 31, 1997 consists of the following ($000's):

                                                    Pro Forma       Pro Forma
                                                   Consolidated    Consolidated
                                   Historical         (FCG)      (FCG and Devon)
                                 -------------     -----------   ---------------

Preferred stock                   $      ---       $      ---      $       ---
Common stock                             178              179              223
Additional paid-in-capital           159,627          162,926          383,647
Unrealized investment loss               (31)            (31)             (31)
Retained earnings                     23,723           23,723           23,723
                                 =============    ===========    ===============
   Total stockholders' equity    $   183,497       $  186,797      $   407,562
                                 =============    ============   ===============

(c)   Exhibits.

     23.   Consent of Deloitte & Touche LLP

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  April 1, 1998                              By:   /s/ Louis Salamone, Jr.

                                                   Louis Salamone, Jr.
                                                   Senior Vice President and
                                                    Chief Financial Officer